Dear Stockholders,

Less than a year into my tenure at Advanced Energy, I see a company with many of the crucial components for future success. With 30 years of focus on power conversion and control, the company's innovative technology is among the best in the industry. Together with its world-class manufacturing facility, the company's power supplies are being used to propel next-generation designs. The commitment to precision, high quality products and extremely fast and reliable service worldwide has made Advanced Energy a leading supplier to a variety of industries, and in particular, the demanding semiconductor market. These assets have also ideally positioned Advanced Energy within - one of the fastest growing solar inverter markets - the U.S.

We now need to take the company to the next level - so that Advanced Energy's power supplies are known worldwide as the leading, dependable technology solutions in all of our markets. First, it is essential that we get closer to our customers, increase the potential applications for our Thin Film power products and expand the geographical markets for our Solar Energy products. Next, we must manage the cycles of our Thin Films business such that we can achieve more leverage at the peaks and better withstand the troughs of capital investment cycles, ultimately improving profitability. Additionally, in our Solar Energy business, we need to create a more profitable operating model while confronting an increasingly competitive environment. Finally, we must utilize our cash more effectively in order to accelerate profitable revenue growth and return value to our stockholders. These goals make up the key components of our three-year strategic plan - i) margin improvement, ii) revenue growth and iii) cash utilization. With bold financial aspirations, we have set the stage to transform Advanced Energy.

Beginning with the new short-term and long-term compensation plans that we put in place last quarter, our goal is to target consistent, long-term, profitable revenue growth and cash generation. The long-term compensation plan should reduce dilution from 4% to 1.5% and both plans should positively impact our profitability over the next few years. Redesigned to better align the interests of our stockholders with the interests of our leadership team and reinforce the pay-for-performance structure, the plans reiterate the importance of long-term incentives in achieving our objectives and attracting, motivating and retaining key talent. To this end, we are also implementing extensive employee training programs as we transition our culture to one more focused on growth and profitability.

Next, the alignment of manufacturing and engineering should position us to more efficiently use our resources and locate them closer to our customers. In leveraging and centralizing our world-class manufacturing in China, our goal is to lower our product cost, enable local sourcing and further outsource to low-cost regions. By creating local R&D teams such as the one established last quarter in San Jose, California, we aim not only to reduce our time to market, but also to increase our responsiveness and better anticipate customer needs. We plan to open a similar location in South Korea in 2012. A recent example of Advanced Energy's commitment to its customers was its recognition by Oerlikon as the “2011 Supplier Award for On-Time Delivery.” Our global team worked closely with Oerlikon to meet its high volume demand. From February through October 2011, we achieved 100% on-time delivery with Oerlikon, exemplifying the success of our global operations and the investment we have made in building strong customer relationships.

Additionally, we plan to actively explore new avenues of organic and inorganic growth to accelerate revenues and increase earnings per share. In the Thin Films business, we have plans to develop new applications and broaden the use of existing applications for adjacent markets. In the Solar Energy business, we further plan to extend our target markets to include a number of emerging geographies with our growing product line.

We aim to utilize our cash in the most effective way possible to accelerate these expansion efforts. When not otherwise deployed, we will return cash to our stockholders through the $75 million share repurchase plan that we announced at the end of November. As of the end of February, we had repurchased approximately 3.3 million shares of stock for an aggregate price of $35.3 million.

Ultimately, we are striving to reduce the breakeven point of both of our business units and to operate more profitably regardless of cycle or market stage. Two quarters into our restructuring plan, I am pleased to report that we have achieved annual cost savings of approximately $26 million as of March 20, 2012 and we are putting the necessary measures in place so that these costs do not return. With many of the obvious cost reductions behind us and a keener focus on costs, we now move on to the more difficult task of improving manufacturing costs and gross margins and creating a more customer-focused organization. We have taken a number of actions that collectively should enable the company to more efficiently use its resources, manage the cyclicality of its markets, promote greater profitability in each business unit and offer greater transparency to investors.

Looking back, 2011 marked the beginning of a transformation at Advanced Energy. Though our markets face a number of challenges in 2012 - from cyclical lows in thin films markets, to competition in emerging solar inverter markets - we plan to apply the same financial discipline that we have instituted in our business in the last several months to build upon our technology and lead the charge into new markets, while focusing on long-term profitable growth and returning value to our stockholders over the next few years. With these steps, I believe Advanced Energy has a bright future and a unique opportunity to advance its leading position in the power conversion markets. I look forward to reporting on our progress in the year ahead.

Garry Rogerson
Chief Executive Officer

Special Note Regarding Forward-Looking Statements This Letter to Stockholders includes “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Letter to Stockholders other than statements of historical fact, are “forward-looking statements.” For example, statements relating to our beliefs, expectations, plans, projections, forecasts, and estimates are forward-looking statements, as are statements that specified actions, conditions, or circumstances will continue or change. Forward-looking statements involve risks and uncertainties. In some cases, forward-looking statements can be identified by the inclusion of words such as "believe," "expect," "plan," "anticipate," "estimate," "may," "should," "will," "continue," "intend," and similar words. Our actual results could differ materially from those projected or assumed in our forward-looking statements because forward-looking statements by their nature are subject to risks and uncertainties. Factors that could contribute to these differences or prove our forward-looking statements, by hindsight, to be overly optimistic or unachievable include the factors described in “Risk Factors” in Item 1A of the Annual Report on Form 10-K of Advanced Energy Industries, Inc. for its year ended December 31, 2011. Other factors might also contribute to the differences between our forward-looking statements and our actual results. We assume no obligation to update any forward-looking statement or the reasons why our actual results might differ.